Exhibit 10.39

Amendment No. 1 to the

Employment Agreement

between

Bluehill ID AG

and

Mr. John Rogers

The Parties hereto have agreed to amend the Employment Agreement as follows:

1.	As of 1 April 2010 the Base Salary as defined in Article 3.1 of the Employment Agreement shall amount to CHF 175’000 per annum.

2.	All other terms and conditions of the Employment Agreement shall remain in full force and effect.

Jongny, 16 March 2010	St. Gallen, 16 March 2010

Bluehill ID AG

/s/ John Rogers	/s / Ayman S. Ashour
John Rogers	By:	Ayman S. Ashour
	Title:	President of the Board of Directors